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                                                                                                                       EXHIBIT 11


                                 STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE


                                                                                                                  THREE MONTHS
                                                                                                YEAR ENDED           ENDED
                                                                                               DECEMBER 31,        JUNE 30,
                                                                                                  1996               1997
                                                                                              --------------     -------------
                                                                                      (Dollars in thousands, except per share data)

Weighted average common shares outstanding...............................................      36,208,588           36,744,054
Net effect of stock options granted and common stock issued during the
  12 month period prior to the Company's filing of its initial public offering at less than the offering price, calculated using the treasury stock method at the assumed offering price of $16.50 per share, and treated as outstanding
  for all periods presented................................................................     1,351,875            1,073,772
                                                                                               ----------           ----------

Shares used in computation of net loss per share...........................................    37,560,463           37,817,826
                                                                                               ----------           ----------
                                                                                               ----------           ----------

Net loss....................................................................................   $  (71,101)          $  (26,348)
Preferred stock dividends and accretion of preferred stock redemption
  obligation, including issue costs.........................................................          -                (10,550)
                                                                                               ----------           ----------
Net loss applicable to common shares........................................................     $(71,101)          $  (36,898)
                                                                                               ----------           ----------
                                                                                               ----------           ----------

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